Exhibit F.1b

Exhibit F.1b

AGL Resources Inc. - Distribution Operations Segment
Consolidating Balance Sheets
As of December 31, 2003
Unaudited

						Distribution
	Consolidated	Atlanta	Virginia	Chattanooga		Operations
	Distribution	Gas Light	Natural	Gas	AGL Rome	Corporate
	Operations (1)	Company	Gas, Inc.	Company	Holdings, Inc.	Locations	Eliminations
ASSETS
Current assets
Cash and Cash Equivalents	$481,536	$33,052	$21,108	$427,377	$-	$-	$-
Receivables - net
Gas	63,041,230	25,586,390	32,293,566	5,161,274	-	-	-
Other	3,315,945	1,538,861	(111,975)	1,889,059	-	-	-
Intercompany	32,279,492	(226,193)	17,900,012	13,030,681	1,574,992	-	-
Unbilled revenues	39,863,468	-	28,069,000	11,794,468	-	-	-
Inventories
Natural gas stored underground	117,390,594	108,153,062	2,635,622	6,601,910	-	-	-
Liquefied natural gas	7,909,010	0	-	7,909,009	-	-	-
Materials and supplies	3,547,900	2,947,797	457,548	142,555	-	-	-
Unrecovered ERC - current portion	24,496,523	24,496,523	-	-	-	-	-
Unrecovered PRP costs - current portion	22,126,232	22,126,232	-	-	-	-	-
Unrecovered seasonal rates	10,787,596	10,787,596	-	-	-	-	-
Other current assets	36,436,399	(5,227)	36,411,886	29,740	-	-	-
Total current assets	361,675,924	195,438,093	117,676,767	46,986,073	1,574,992	-	-

Investment and equity in associated companies	-	1,058,448	-	-	-	-	(1,058,448)	A

Property, plant and equipment
Property, plant and equipment	3,222,126,009	2,483,947,569	568,245,616	169,932,824	-	-	-
Less accumulated depreciation	1,019,098,602	804,285,342	159,230,051	55,583,208	-	-	-
Property, plant and equipment - net	2,203,027,407	1,679,662,227	409,015,565	114,349,615	-	-	-

Deferred debits and other assets
Unrecovered PRP costs	409,651,619	409,651,619	-	-	-	-	-
Goodwill	176,184,977	-	176,184,977	-	-	-	-
Unrecovered ERC	154,869,989	154,869,989	-	-	-	-	-
Unrecovered postretirement benefits costs	9,388,689	5,880,417	3,508,272	-	-	-	-
Other	10,071,998	7,165,469	2,476,010	430,519	-	-	-
Total deferred debits and other assets	760,167,272	577,567,494	182,169,260	430,519	-	-	-
Total assets	$3,324,870,603	$2,453,726,262	$708,861,591	$161,766,206	$1,574,992	$-	$(1,058,448)

(1) Agrees to Distribution Operations per Exhibit F.1a.

Exhibit F.1b

AGL Resources Inc. - Distribution Operations Segment
Consolidating Balance Sheets
As of December 31, 2003
Unaudited

						Distribution
	Consolidated	Atlanta	Virginia	Chattanooga		Operations
	Distribution	Gas Light	Natural	Gas	AGL Rome	Corporate
	Operations (1)	Company	Gas, Inc.	Company	Holdings, Inc.	Locations	Eliminations
LIABILITIES AND CAPITALIZATION
Current liabilities
Accrued PRP costs - current portion	$81,648,713	$81,648,713	$-	$-	$-	$-	$-
Current portion of long-term debt	77,000,000	77,000,000	-	-	-	-	-
Accounts payable - trade	19,299,213	10,671,396	6,514,174	2,113,643	-	-	-
Accrued ERC - current portion	40,250,078	40,250,078	-	-	-	-	-
Customer deposits	14,481,353	1,435,000	11,209,325	1,837,028	-	-	-
Accrued interest	6,040,595	5,174,836	83,866	781,892	-	-	-
Accrued wages and salaries	2,069,862	1,424,694	547,002	98,166	-	-	-
Accrued taxes	76,137,723	56,807,161	1,772,316	17,585,612	(27,366)	-	-
Intercompany payables	366,981,934	359,225,135	7,754,771	-	-	2,028	-
Other	40,791,958	8,476,517	28,678,707	3,636,735	-	-	-
Total current liabilities	724,701,429	642,113,531	56,560,161	26,053,076	(27,366)	2,028	-

Accumulated deferred income taxes	368,166,810	325,881,734	29,704,582	12,580,494	0	-	-

Long-term liabilities
Accrued PRP costs	322,662,732	322,662,732	-	-	-	-	-
Other	102,408,443	48,033,323	38,587,454	15,787,666	-	-	-
Accrued postretirement benefit costs	56,198,728	41,037,503	13,829,458	1,331,766	-	-	-
Accrued ERC	42,608,504	42,608,504	-	-	-	-	-
Accrued pension obligations	4,646,064	4,453,225	1,923,106	(1,730,267)	-	-	-
Total long-term liabilities	528,524,471	458,795,287	54,340,018	15,389,165	-	-	-

Deferred credits
Unamortized investment tax credit	18,898,160	18,898,160	-	-	-	-	-
Regulatory tax liability	12,620,087	14,906,454	(26,585)	(2,259,782)	-	-	-
Other	4,785,239	4,498,845	-	286,394	-	-	-
Total deferred credits	36,303,486	38,303,459	(26,585)	(1,973,389)	-	-	-

Capitalization
Long-term debt	393,067,598	212,750,000	180,317,598	-	-	-	-
Common shareholders' equity
Common stock	637,124,504	276,762,075	360,352,429	10,000	100	-	(100)	A
Premium on common stock	393,974,858	340,739,052	45,210	53,190,596	1,058,348	-	(1,058,348)	A
Earnings reinvested	243,007,447	158,381,124	27,568,177	56,516,264	543,910	(2,028)	-
Common shareholders' equity	1,274,106,809	775,882,251	387,965,817	109,716,860	1,602,357	(2,028)	(1,058,448)
Total capitalization	1,667,174,407	988,632,251	568,283,415	109,716,860	1,602,357	(2,028)	(1,058,448)
Total liabilities and capitalization	$3,324,870,603	$2,453,726,262	$708,861,591	$161,766,206	$1,574,992	$-	$(1,058,448)

(1) Agrees to Distribution Operations per Exhibit F.1a.

Consolidation and Elimination Entries:

A - Eliminate AGLC's investment in AGL Rome Holdings, Inc.